Exhibit 8.1

                                  August 20, 2010

Consumer Portfolio Services, Inc.
19500 Jamboree Road
Irvine, CA 92612

         Re:      Registration Statement on Form S-1
                     Renewable Unsecured Subordinated Notes

Ladies and Gentlemen:

         I am acting as counsel for Consumer Portfolio Services, Inc. (the "Company") in connection with a public offering of up to $50,000,000 aggregate principal amount of its renewable Unsecured Subordinated Notes (the "Notes"), to be issued under an indenture (the "Indenture") to be entered into between the Company and Wells Fargo Bank, National Association (the "Trustee").

         In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement of the Company on Form S-1 relating to the Notes, filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Securities Act,(such Registration Statement being hereafter referred to as the "Registration Statement"); (ii) the form of the Indenture relating to the Notes to be entered into by the Company and the Trustee, to be filed as an exhibit to the Registration Statement; (iii) the Articles of Incorporation of the Company, as presently in effect, incorporated by reference to the Registration Statement; and (iv) the form of the Notes. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed or to be executed by parties other than the Company, I have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

         On the basis of the foregoing and subject to the limitations and qualifications set forth below, the description of federal income tax consequence appearing under the heading "Material Federal Income Tax Consequences" in the prospectus contained in the Registration Statement is my opinion of the material federal income tax consequences to holders of the Notes under existing law and subject to the qualifications and assumptions stated therein.

Consumer Portfolio Services, Inc.
August 19, 2010

         The opinion herein is based upon my interpretations of current law, including court authority and existing Final and Temporary Regulations, which are subject to change both prospectively and retroactively, and upon the facts and assumptions discussed herein. This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. My opinion is rendered as of the date hereof and I assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances, or law after the date hereof. In addition, my opinion is based on the assumption that the matter will be properly presented to the applicable court. Furthermore, my opinion is not binding on the Internal Revenue Service or a court. In addition, I must note that my opinion represents merely my best legal judgment on the matters presented and that others may disagree with my conclusion. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with my opinion if litigated.

         I consent to the use and filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus contained therein. In giving such consent I do not imply or admit that I am within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours,

                                /S/ MARK CREATURA